UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2017

LIBERTY INTERACTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On March 22, 2017, Liberty Interactive Corporation (the “Company”) announced that it intends to hold its Annual Meeting of Stockholders on Wednesday, May 24, 2017 at approximately 8:15 a.m. E.D.T. at the Atlanta Braves Headquarters, 755 Battery Avenue, Atlanta, GA 30339.  The record date for the meeting is 5:00 p.m., New York City time, on April 3, 2017.  The annual meeting will not be webcast.

Stockholders wishing to nominate a director or present a proposal to be considered at the annual meeting must submit a written notice to the Corporate Secretary of the Company on or before April 3, 2017 at its executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112.  In addition, any stockholder proposals submitted for inclusion in the Company’s proxy materials for the annual meeting must be received by the Corporate Secretary on or before April 3, 2017 and will be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended, the Company’s charter and bylaws and Delaware law.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed "filed" for any purpose.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 22, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2017

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 22, 2017.